UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 26, 2008
Royal Gold, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13357	84-0835164
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1660 Wynkoop Street, Suite 1000, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 26, 2008 Royal Gold, Inc. (the “Company”) filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware effecting the elimination of its 7.25% Mandatory Convertible Preferred Stock (“Mandatory Convertible Preferred Stock”). All issued and outstanding shares of the Mandatory Convertible Preferred Stock were converted into shares of the Company’s common stock on March 10, 2008. Cash was paid in lieu of the issuance of fractional shares of the Company’s common stock. The Certificate of Elimination eliminated the previous designation of 1,150,000 shares of Mandatory Convertible Preferred Stock, none of which were outstanding at the time of filing, and upon such elimination, caused such shares of the Mandatory Convertible Preferred Stock to resume their status as undesignated shares of preferred stock of the Company.
A copy of the Certificate of Elimination is attached as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1	Certificate of Elimination of 7.25% Mandatory Convertible Preferred Stock

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL GOLD, INC.

Date: March 27, 2008	By:	/s/ Karen Gross

Name: Karen Gross
Title: Vice President and Corporate Secretary

Exhibit Index

Exhibit No.

3.1	Certificate of Elimination of 7.25% Mandatory Convertible Preferred Stock